Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

Luokung Technology Corp.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary Shares, par value $0.01 per share			(1)		(2)		(3)	0.0001102
	Equity	Preferred Shares, par value $0.01 per share			(1)		(2)		(3)	0.0001102
	Debt	Debt Securities			(1)		(2)		(3)	0.0001102
	Other	Warrants			(1)		(2)		(3)	0.0001102
	Other	Rights			(1)		(2)		(3)	0.0001102
	Other	Units			(1)		(2)		(3)	0.0001102
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)		(1)		(2)	$300,000,000.00		0.0001102	$33,060	POSASR	333-258976	May 13, 2022	$27,810.00
	Equity	Ordinary Shares, par value $0.01 per share	Rule 457(c)	57,015,024	(4)	$0.1635	(5)	$9,321,956.42		0.0001102	$1,027.28
	Equity	Ordinary Shares, par value $0.01 per share	Rule 457(c)	10,000,000		$0.1635	(5)	$1,635,000.00		0.0001102	$180.18
Total Offering Amounts								$310,956,956.42		0.0001102	$34,267.46
Total Fees Previously Paid								$300,000,000.00		0.000927	$27,810.00
Total Fee Offsets											$27,810.00
Net Fee Due											$6,457.46

(1)	There are being registered hereunder such indeterminate number or amount of shares of ordinary shares, preferred shares, subscription rights or units, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, preferred shares, debt securities, subscription rights or units and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of ordinary shares, preferred shares and debt securities as may be issued upon conversion of or exchange for preferred shares or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the Securities Act, the shares being registered hereunder include such indeterminate number of ordinary shares and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $300,000,000.

(4)	Represents the maximum number of ordinary shares that the Registrant expects could be issuable upon the exercise of warrants held by certain selling shareholders named in this Registration Statement.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant’s ordinary shares as reported on the Nasdaq Capital Market on November 14, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Luokung Technology Corp.	POSASR	333-258976	May 13, 2022		$27,810	(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		(1)	$300,000,000
Fee Offset Sources	Luokung Technology Corp.	POSASR	333-258976		May 13, 2022								$27,810	(1)

(1)	On May 13, 2022, the registrant initially filed a Post-Effective Amendment to a Registration Statement on Form F-3 (File No. 333-258976) (the “Post-Effective Amendment”), which registered an aggregate principal amount of $300,000,000 of Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights and Units to be offered by the registrant from time to time (together, the “Original Offering”). No securities were sold pursuant to the Original Offering. As a result, the registrant has $27,810 in unused filing fees associated with the Original Offering. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the registrant is using $27,810 of the unused filing fees to offset the filing fee payable in connection with this filing.